EXHIBIT NO. 3.1



             RESTATED CERTIFICATE OF INCORPORATION
      (with amendment approved by shareholders on 9/12/97)


      FIRST:  That the name of the corporation is

                    Gerber Scientific, Inc.

      SECOND: That said Corporation is to be located in the Town of South Windsor, in the State of Connecticut.

       THIRD:   That the nature of the business to be  transacted
and   the  purposes  to  be  promoted  or  carried  out  by  said
Corporation are as follows:

       1. To manufacture, fabricate, assemble, sell, distribute, license, export, and import and deal in all kinds and forms of scientific and drawing instruments and appliances, and parts, goods, wares, merchandise, and personal property of every nature, kind and description whatsoever.

       2. To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever throughout the world, and to do all things incidental to any such business.

       3. To adopt, purchase or otherwise acquire and own, control and operate under letters patent issued by the United States or by the government of any other country whatsoever securing any invention or improvement or any license or rights under any such letters patent which may be deemed necessary, convenient, expedient or useful in the prosecution of its business and to sell such patents or patent rights, or to grant licenses or rights thereunder to others and to sue for any infringement upon the right of said Corporation.

       4. To apply for, obtain, register, purchase, lease or otherwise acquire and to hold, use, pledge, lease, sell, assign or otherwise dispose of formulas, secret processes, distinctive marks, improvements, processes, trade names, trade marks, copyrights, patents, licenses, concessions and the like, whether used in connection with or secured under Letters Patent of or issued by any country or authority; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn the same to account.

       5. To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of and to reissue or cancel the share of its own capital stock or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the jurisdiction of incorporation of this Corporation.

       6. To acquire, purchase, hold, operate, develop, lease, mortgage, pledge, exchange, sell, transfer, or otherwise invest, trade or deal in, any manner permitted by law, real and personal property of every kind and description or any interest therein.

       7. To borrow or raise monies for any of the purposes of the Corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and of the interest thereon by mortgage on or pledge, conveyance, or assignment in trust of, the whole or any part of the assets of the Corporation, real or personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

       8. The foregoing enumerated powers shall not be in limitation of the rights, powers, and privileges of this Corporation, it being the intention of the Corporation to exercise all the rights, powers, and privileges granted to corporations under the General Laws of the State of Connecticut, which powers and privileges are not expressly prohibited thereby, and to conduct in any manner whatsoever any business or businesses necessary, incidental or connected with the foregoing purposes.

       9. The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.
      10. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes or the attainment of any of the objects of the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same to be not forbidden by the laws of the jurisdiction of incorporation of this Corporation.

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-five million (75,000,000), of which sixty-five million (65,000,000) shall be Common Stock, par value one dollar ($1.00) per share, and ten million (10,000,000) shall be Preferred Stock, without par value.

       Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the shareholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights, or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

      A description of the different classes of stock of the Corporation and the manner of determining the designations and number of series of Preferred Stock and the terms, limitations and relative voting, dividend, liquidation and other rights and preferences of each such series are as follows:


                        PREFERRED STOCK

      The  Board  of Directors is hereby empowered to  cause  the
Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Each such series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred stock so designated by the Board of Directors, the voting powers of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:

      1. The distinctive designation of and the number of shares of Preferred Stock which shall constitute such series; provided that such number may be increased (except where otherwise provided by the Board of Directors and in any case not above the number of authorized but then unissued shares thereof) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

       2. The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preferred Stock or any other class of stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

      3. The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

       4. Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

       5. The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

      6. The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

      7. The voting powers if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the Preferred Stock as a class,
(i) to vote more or less than one vote per share on any or all matters voted upon by the shareholders, and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may fix.


                          COMMON STOCK

     The Common Stock shall be subject to the prior rights of the holders of the Preferred Stock as set forth above and in the resolutions of the Board of Directors pursuant to which any such Preferred Stock may be issued.

     At every meeting of the shareholders, every holder of Common
Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the books of the Corporation.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of Preferred Stock and to the holders of outstanding shares of any other class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or purchase fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.

      In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the shares of Preferred Stock and any other class having preference over the Common Stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or part, as to distributions of assets, shall be entitled to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

      Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

      FIFTH:   That the amount of capital stock with  which  this
Corporation  shall  commence business  is  Six  Thousand  Dollars
($6,000).

     SIXTH:  That the duration of said Corporation is unlimited.

     SEVENTH: That no stockholder of said Corporation shall have any preemptive or other right of subscription to any shares of any class of stock of said Corporation, issued or to be issued or sold, whether now or hereafter authorized, or to any securities convertible into stock of said Corporation of any class, or to receive any such shares or securities by way of dividend, other than such right or rights, if any, as the Board of Directors may determine, but any shares of stock or convertible securities which the Board of Directors may determine to offer for subscription to stockholders may, at the discretion of the Board of Directors, be offered in such proportions and to the holders of any one or more or all classes of stock of said Corporation then outstanding, and at such price or prices as the Board of Directors may determine.

      EIGHTH: The following provisions are inserted for the regulation and management of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

     1.  Amendments

      The Corporation may amend, alter, change or repeal any provisions contained in this Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law. The Board of Directors shall have the power, concurrent with the power of the shareholders, to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, Article III, Sections 1, 2, 3, 4 and 5 of the By-Laws or this Article EIGHTH of this CERTIFICATE OF INCORPORATION.
     2.  Board of Directors

      (a) Number, Term of Office, Classification--The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three (3) nor more than eleven
(11), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Directors then in office, or, in the absence of such a determination, shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of shareholders. The directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock voting separately as a class) shall be divided into three classes, designated Class I, Class II and Class III. Each class shall be as nearly equal in number as possible. The term of the initial Class I directors shall terminate on the date of the 1988 annual meeting of shareholders, the term of the initial Class II directors shall terminate on the date of the 1989 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1990 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1988, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. If the number of directors is changed by resolution of the Board of Directors pursuant to this paragraph 2, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     (b) Vacancy, Resignation, Removal, Nomination -- Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, any directorship to be filled by reason of an increase in the number of directorships shall be filled by the concurring vote of directors holding a majority of the directorships in existence prior to such increase in the number of directorships and any other vacancy on the Board of Directors, however caused, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Any director may resign his or her office at any time, such resignation to be in writing and to take effect from the time of its receipt by the Corporation or at such other time as shall be fixed therein and acceptance thereof shall not be required to make it effective. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, one or more or all of the directors of the Corporation may be removed only for cause and only by the affirmative vote of (i) the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of such directors or (ii) directors holding a majority of the directorships.

      No person shall be eligible for election as a director at any annual or special meeting of shareholders unless such person was nominated by action of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such shareholder nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures herein prescribed and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

      Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation and the resolution or resolutions applicable thereto adopted by the Board of Directors pursuant to Article FOURTH thereof. Directors so elected shall not be divided into classes unless expressly provided by such terms, and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in subparagraph (a) of this paragraph 2.

      NINTH: 1. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise provided in paragraph 2 of this Article NINTH, a Business Combination (as hereinafter defined) shall be approved by the Board of Directors and shall then be approved by the affirmative vote of not less than (A) eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class and (B) two-thirds of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, other than shares of Voting Stock held by any Interested Shareholder (as hereinafter defined) with respect to such Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

      2. The provisions of paragraph 1 of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination need be approved by only such affirmative vote, if any, as is required by law or by any other provision of the Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following subparagraphs (a) and (b) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following subparagraph (a) is met:

      (a) The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested
Shareholder) by a majority of the Continuing Directors (as hereinafter defined) (even if the Continuing Directors do not constitute a quorum of the entire Board of Directors).

     (b) All of the following conditions shall have been met:

      (1) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the Valuation Date (as hereinafter defined), of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), or (iii) below:

      (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination or its first communication generally to shareholders of the Corporation, whichever is earlier (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; or

     (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; or

      (iii) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (ii) above, multiplied by the fraction of: (x) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, over (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder or any person acting on its behalf acquired beneficial ownership of any shares of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

     (2) The aggregate amount of cash and the Fair Market Value, as of the Valuation Date, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i),
(ii), (iii) or (iv) below:

      (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; or

      (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; or

      (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

     (iv) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to paragraph (ii) above, multiplied by the fraction of:
(x)   the  highest  per  share  price  (including  any  brokerage commissions,
transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, over (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder or any person acting on its behalf acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

      (3) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series or Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

       (4) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock except as necessary to reflect any stock split, stock dividend or subdivision of the
Common Stock and except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that resulted in such Interested Shareholder becoming an Interested Shareholder
and           except           in          a          transaction
that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

       (5) After the Determination Date, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

      (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain, in a prominent place, any legally permissible statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if such opinion is deemed appropriate by a majority of the Continuing Directors, shall contain the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

      (7) Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing
Directors.

     The provisions of this subparagraph (b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

      3. The following definitions and interpretations shall apply with respect to this Article NINTH.

     (a)  The term "Business Combination" shall mean:
      (1) any merger, consolidation or share exchange of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other company (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or share exchange would be an Affiliate or Associate (as hereinafter defined) of an Interested Shareholder; or

      (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other agreement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of an Interested Shareholder involving any assets, securities, or commitments of the Corporation or any Subsidiary, any Interested Shareholder, any Subsidiary of any Interested
Shareholder  or  any  Affiliate or Associate  of  any  Interested
Shareholder having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate Fair Market Value and/or involving aggregate commitments in an amount which is ten percent (10%) or more of the lesser of (i) the Fair Market Value of the outstanding shares of Capital Stock of the Corporation as of such time or (ii) the net worth of the Corporation and its consolidated Subsidiaries as of the end of the Corporation's most recent fiscal quarter (the "Corporation's Net Worth"); or

      (3) the adoption of any resolution, plan or proposal for the liquidation or dissolution, or any spin-off or split-off of any kind, of the Corporation or any Subsidiary which is voted for, approved or consented to by any Interested Shareholder; or

      (4) the issuance or transfer by the Corporation or any Subsidiary, in one transaction or a series of transactions, of any Capital Stock of any class or series of the Corporation or any Subsidiary which has an aggregate Fair Market Value of five percent (5%) or more of the total Fair Market Value of the outstanding shares of such class or series of Capital Stock of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase shares of Capital Stock of such class or series offered, issued or granted pro rata to all holders of the Capital Stock of the Corporation of such class or series or any other method affording substantially proportionate treatment to the holders of Capital Stock of such class or series; or
      (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of, the Corporation or any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

      (6) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (5).

      (b) The term "Capital Stock" shall mean all capital stock of the Corporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.

      (c) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

     (d) The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary of the Corporation and other than any profit sharing, employee stock ownership or other employee benefit plan for the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

      (e) A person shall be a "beneficial owner" of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (C) the right to dispose of or to direct the disposition of pursuant to any agreement, arrangement or understanding; or (iii) which such person or any of its Affiliates or Associates, directly or indirectly, has any agreement, arrangement or understanding for the purpose of acquiring holding, voting or disposing, with any other person that beneficially owns or whose Affiliates or Associates beneficially own, such Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (d) of this paragraph 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this subparagraph (e) of paragraph 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise to any person other than such Interested Shareholder.

      (f) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Act") as in effect on the date that this Article NINTH is approved by the Board of Directors (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

      (g) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph
(d) of this paragraph 3, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

      (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not the Interested Shareholder with respect to a particular Business Combination or an Affiliate or Associate or representative of such Interested Shareholder and was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of such Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.
      (i) The term "Fair Market Value" means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith, in each case as adjusted to reflect any applicable stock split, stock dividend, subdivision or reclassification with respect to such stock; and (iii) in the case of property other than stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

      (j) The term "Valuation Date" means: (i) for a Business Combination voted upon by the shareholders of the Corporation, the later of the day prior to the date of the shareholder vote or the date twenty (20) days prior to the consummation of the Business Combination; and (ii) for a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.

      (k) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b)(1) and (b)(2) of paragraph 2 of this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

      4. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value in an amount which is ten percent (10%) or more of the lesser of (i) the Fair Market Value of the outstanding shares of Capital Stock of the
Corporation               as               of                such
time or (ii) the Corporation's Net Worth and (e) such other matters as are delegated to the decision of the Continuing Directors pursuant to any provision of this Article NINTH. Any such determination made in good faith shall be binding and conclusive on all parties.

      5.   Nothing  contained  in this  Article  NINTH  shall  be
construed  to  relieve  any  Interested  Shareholder   from   any
fiduciary obligation imposed by law.

     6. The fact that any Business Combination complies with the provisions of paragraph 2 of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     7. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of this Article NINTH or to adopt any other provision inconsistent with this Article NINTH.

      TENTH: The personal liability of any Director to the Corporation or its shareholders for monetary damages for breach of duty as a Director is hereby limited to the amount of the compensation received by the Director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the Director,
(b) enable the Director or an associate, as defined in subdivision (3) of Section 33-374d of the Connecticut General Statutes, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duty to the Corporation, or (e) create liability under Section 33-321 of the Connecticut General Statutes. This provision shall not limit or
preclude                                                      the
liability of a Director for any act or omission occurring prior to the later of (i) October 1, 1989, or (ii) the date this provision becomes effective by the filing of a certificate amending the Certificate of Incorporation of the Corporation with the Secretary of the State of the State of Connecticut. Any lawful repeal or modification of this provision by the shareholders and the Board of Directors of the Corporation shall not adversely affect any right or protection of a Director existing at or prior to the time of such repeal or modification.